Exhibit 99.1

MESTEK, INC.

260 North Elm Street, Westfield, MA 01085 (413) 568-9571 www.mestek.com

Contact: John E. Reed

(413) 568-9571

Westfield Massachusetts

May 26, 2006

Mestek, Inc. (the “Company”) today announced that, on May 25, 2006 legal representatives of the Company and each of the eight members of the Company’s Board of Directors entered into a Memorandum of Understanding with plaintiff’s counsel which provides the framework of a settlement of a lawsuit brought against the Directors individually entitled Alan Kahn v. John E. reed, et al, in the Commonwealth of Massachusetts Superior Court in Hampden County, Civil Action No. 06-350. The lawsuit is related to the Company’s previously announced intention to enter into a “going private” transaction.

The lawsuit seeks certification by the Court as a class action on behalf of all of the Company’s shareholders other than the Directors and their affiliates (the “Class”) and alleges that the Directors of the Company breached their fiduciary duties of loyalty, independence or due care as well as other alleged duties to the Class with respect to the process, structure and stock repurchase valuation associated with the proposal to take the Company private and de-list trading of the Company’s common stock on the New York Stock Exchange.

The Memorandum of Understanding provides for the following:

•

The “going private” transaction will be subject to the approval of a “majority of the minority” or unaffiliated shareholders voting at the Annual Meeting, (currently scheduled for July 25, 2006) or by proxy;

•

The terms of the five annual “Dutch Auctions” following the “going private” transaction and described in prior press releases and public filings will require the approval of both a majority vote of the full board of directors and a majority vote of the independent directors;

•

Additional financial information will be provided to the shareholders in advance of each of the five annual “Dutch Auctions” including the then current year budget and management prepared projections for the following fiscal year;

•

The alteration, change or modification of the “shareholder protections” relating to the “going private” transaction and described in prior press releases and public filings will require both a majority vote of the full board of directors and a majority vote of the independent directors;

•

The entering into of any “liquidity event” during the year immediately following the “going private” transaction and described in prior press releases and public filings and meaning a sale of all or a substantial portion of the Company’s shares or assets, will require both a majority vote of the full board of directors and a majority vote of the independent directors; and

•	Plaintiff’s counsel intends to apply to the court for award of fees and costs, and such application may be opposed by the defendants.

The transaction price of $15.24 per share remains unchanged.

The actual settlement of the litigation is subject to the preparation and execution of definitive documentation and the Court’s approval, after notice to the Class, of the action as a class action for settlement purposes and of the settlement following completion of reasonable discovery by the Plaintiff to confirm the fairness and reasonableness of the proposed settlement to the Class, all of which the parties intend to conclude within 90 days. The settlement is contingent upon consummation of the transaction.

The Company cannot provide any assurance that the actual outcome of this matter will not result in liability or otherwise affect the “going private” transaction. The Company is providing indemnification to its directors pursuant to its By-laws and various individual indemnification agreements with respect to any costs or liability claims related to this litigation.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Mestek has filed a preliminary proxy statement and Schedule 13E-3 transaction statement in connection with the proposed reverse stock split. Once completed, the definitive proxy statement and Schedule 13E-3 transaction statement will be mailed to the shareholders of Mestek. Mestek’s shareholders are urged to read the proxy statement, Schedule 13E-3 transaction statement and other relevant materials when they become available because they will contain important information about the proposed reverse stock split. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission (the “SEC”) at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by calling us collect at (413) 568-9571.

Mestek and its officers and directors may be deemed to be participants in the solicitation of proxies from Mestek’s shareholders with respect to the proposed reverse stock split. A description of any interests that Mestek’s officers and directors have in the proposed reverse stock split will be available in the proxy statement.

This news release contains forward-looking statements, which are subject to inherent uncertainties which are difficult to predict, and may be beyond the ability of Mestek to control.

Certain statements in this news release constitute forward-looking statements with the meaning of the Private Securities Litigation Reform act of 1995, that are not historical facts but rather reflect Mestek’s current expectations concerning future results and events. The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Mestek (or entities in which Mestek has interests) or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements.

Readers are cautioned not to place undue reliance on these forward-looking statements which reflect management’s view only as of the date of this news release. Mestek undertakes no obligation to publicly release the result of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances.